UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2014 (May 1, 2014)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Mead Johnson Nutrition Company (the "Company") held its annual meeting of stockholders (the “Annual Meeting”) on May 1, 2014. Of the 202,071,888 shares of common stock outstanding and entitled to vote as of the March 14, 2014 record date, 170,912,918 shares were represented in person or by proxy at the Annual Meeting. A summary of the final voting results for each of the three matters voted upon by the stockholders at the Annual Meeting is set forth below.

1.	Stockholders elected each of the 12 nominees for director to serve on the Board of Directors for a term to expire at the 2015 annual meeting of stockholders based upon the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven M. Altschuler, M.D.	160,219,749	1,225,383	3,054,954	6,412,832
Howard B. Bernick	163,054,539	1,308,344	137,203	6,412,832
Kimberly A. Casiano	163,509,035	859,474	131,577	6,412,832
Anna C. Catalano	163,666,019	710,235	123,832	6,412,832
Celeste A. Clark, Ph.D.	164,210,447	159,714	129,925	6,412,832
James M. Cornelius	161,463,971	2,903,203	132,912	6,412,832
Stephen W. Golsby	163,501,568	871,013	127,505	6,412,832
Michael Grobstein	164,162,113	202,744	135,229	6,412,832
Peter Kasper Jakobsen	163,494,157	877,447	128,482	6,412,832
Peter G. Ratcliffe	164,168,241	206,426	125,419	6,412,832
Elliott Sigal, M.D., Ph.D.	162,734,266	1,641,686	124,134	6,412,832
Robert S. Singer	162,337,643	1,986,602	175,841	6,412,832

2.	Stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
158,505,967	4,867,287	1,126,832	6,412,832

3.	Stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2014 based upon the following votes:

Votes For	Votes Against	Abstentions
170,477,103	302,996	132,819

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

Date: May 1, 2014	By:	/s/ William C. P'Pool
William C. P'Pool
Senior Vice President, General Counsel and Secretary